Accel Entertainment Announces Q1 2024 Operating Results

Chicago, IL – May 8, 2024 – Accel Entertainment, Inc. (NYSE: ACEL) today announced certain financial and operating results for the first quarter ended March 31, 2024.

Highlights:
•Ended Q1 2024 with 3,987 locations; an increase of 5.1% compared to Q1 2023
•Ended Q1 2024 with 25,321 gaming terminals; an increase of 5.6% compared to Q1 2023
•Revenues of $301.8 million for Q1 2024; an increase of 2.9% compared to Q1 2023
•Net income of $7.4 million for Q1 2024; a decrease of 19.2% compared to Q1 2023
•Adjusted EBITDA of $46.2 million for Q1 2024; an increase of 0.3% compared to Q1 2023
•Q1 2024 ended with $286 million of net debt; a decrease of 7% compared to Q1 2023
•Repurchased approximately $6.1 million of Accel Class A-1 common stock in Q1 2024

Accel CEO Andy Rubenstein commented, “I am happy to report that we delivered another solid quarter despite some unfavorable weather early on, once again demonstrating the strength of our business model. We are cautiously optimistic about legislative trends we are seeing outside of Illinois and continue to explore opportunities to expand our national footprint. Given the strength of our balance sheet and experience with locally-focused gaming markets, we continue to believe that we offer one of the best investments in the industry.”

Condensed Consolidated Statements of Operations and Other Data
	Three Months Ended March 31,
(in thousands)	2024	2023

Total net revenues	$301,817	$293,208
Operating income	25,559	27,672
Income before income tax expense	12,183	15,182
Net income	7,416	9,182
Other Financial Data:
Adjusted EBITDA(1)	46,247	46,118
Adjusted net income (2)	19,505	21,064

(1)	Adjusted EBITDA is defined as net income plus amortization of intangible assets and route and customer acquisition costs; stock-based compensation expense; loss on change in fair value of contingent earnout shares; other expenses, net; tax effect of adjustments; depreciation and amortization of property and equipment; interest expense, net; emerging markets; and income tax expense. For additional information on Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA, see “Non-GAAP Financial Measures—Adjusted EBITDA and Adjusted net income.”
(2)
Adjusted net income is defined as net income plus amortization of intangible assets and route and customer acquisition costs; stock-based compensation expense; loss on change in fair value of contingent earnout shares; other expenses, net; and tax effect of adjustments. For additional information on Adjusted net income and a reconciliation of net income to Adjusted net income, see "Non-GAAP Financial Measures—Adjusted net income and Adjusted EBITDA.”

Net Revenues
(in thousands)	Three Months Ended March 31,		Increase / (Decrease)
	2024	2023	Change ($)	Change (%)
Net revenues by state:
Illinois	$224,863	$219,843	$5,020	2.3%
Montana	38,141	36,451	1,690	4.6%
Nevada	29,209	29,961	(752)	(2.5)%
Nebraska	5,834	3,924	1,910	48.7%
Other	3,770	3,029	741	24.5%
Total net revenues	$301,817	$293,208	$8,609	2.9%

Key Business Metrics

Locations (1)	As of March 31,		Increase / (Decrease)
	2024	2023	Change	Change (%)
Illinois	2,786	2,663	123	4.6%
Montana	609	620	(11)	(1.8)%
Nevada	355	345	10	2.9%
Nebraska	237	165	72	43.6%
Total locations	3,987	3,793	194	5.1%

Gaming terminals (1)	As of March 31,		Increase / (Decrease)
	2024	2023	Change	Change (%)
Illinois	15,494	14,546	948	6.5%
Montana	6,280	6,247	33	0.5%
Nevada	2,714	2,704	10	0.4%
Nebraska	833	488	345	70.7%
Total gaming terminals	25,321	23,985	1,336	5.6%

Location hold-per-day (2)	Three Months Ended March 31,		Increase / (Decrease)
	2024	2023	Change ($)	Change (%)
Illinois	$860	$887	$(27)	(3.0)%
Montana	594	567	27	4.8%
Nevada	847	866	(19)	(2.2)%
Nebraska	233	228	5	2.2%

(1)	Based on a combination of third-party portal data and data from our internal systems. This metric is utilized by Accel to continually monitor growth from existing locations, organic openings, acquired locations, and competitor conversions.
(2)
Location hold-per-day is calculated by dividing net gaming revenue in the period by the average number of locations. Then divide the calculated amount by the number of operational days. We utilize this metric to compare market and location performance on a normalized basis. The percent change in location hold-per-day is the underlying metric used to determine the change in same-store sales.

Condensed Consolidated Statements of Cash Flows Data
	Three Months Ended March 31,		Increase / (Decrease)
(in thousands)	2024	2023	Change ($)	Change (%)
Net cash provided by operating activities	$28,750	$37,983	$(9,233)	(24.3)%
Net cash used in investing activities	(25,896)	(23,585)	(2,311)	(9.8)%
Net cash used in financing activities	(10,546)	(9,982)	(564)	(5.7)%

Non-GAAP Financial Measures
	Three Months Ended March 31,		Increase / (Decrease)
(in thousands)	2024	2023	Change ($)	Change (%)
Net income	$7,416	$9,182	$(1,766)	(19.2)%
Adjustments:
Amortization of intangible assets and route and customer acquisition costs (1)	5,438	5,242	196	3.7%
Stock-based compensation (2)	2,350	1,688	662	39.2%
Loss on change in fair value of contingent earnout shares (3)	4,716	4,602	114	2.5%
Other expenses, net (4)	2,426	3,251	(825)	(25.4)%
Tax effect of adjustments (5)	(2,841)	(2,901)	60	2.1%
Adjusted net income	19,505	21,064	(1,559)	(7.4)%
Depreciation and amortization of property and equipment	10,434	9,063	1,371	15.1%
Interest expense, net	8,660	7,888	772	9.8%
Emerging markets (6)	40	(798)	838	105.0%
Income tax expense	7,608	8,901	(1,293)	(14.5)%
Adjusted EBITDA	$46,247	$46,118	$129	0.3%
(1)Amortization of intangible assets and route and customer acquisition costs consist of upfront cash payments and future cash payments to third-party sales agents to acquire the location partners that are not connected with a business acquisition, as well as the amortization of other intangible assets. We amortize the upfront cash payment over the life of the contract, including expected renewals, beginning on the date the location goes live, and recognize non-cash amortization charges with respect to such items. Future or deferred cash payments, which may occur based on terms of the underlying contract, are generally lower in the aggregate as compared to the established practice of providing higher upfront payments, and are also capitalized and amortized over the remaining life of the contract. Future cash payments do not include cash costs associated with renewing customer contracts as we do not generally incur significant costs as a result of extension or renewal of an existing contract. Location contracts acquired in a business combination are recorded at fair value as part of the business combination accounting and then amortized as an intangible asset on a straight-line basis over the expected useful life of the contract of 15 years. “Amortization of intangible assets and route and customer acquisition costs” aggregates the non-cash amortization charges relating to upfront route and customer acquisition cost payments and location contracts acquired, as well as the amortization of other intangible assets.
(2)Stock-based compensation consists of options, restricted stock units, and performance-based restricted stock units.
(3)Loss on change in fair value of contingent earnout shares represents a non-cash fair value adjustment at each reporting period end related to the value of these contingent shares. Upon achieving such contingency, shares of Class A-2 common stock convert to Class A-1 common stock resulting in a non-cash settlement of the obligation.
(4)Other expenses, net consists of (i) non-cash expenses including the remeasurement of contingent consideration liabilities, (ii) non-recurring lobbying and legal expenses related to distributed gaming expansion in current or prospective markets, and (iii) other non-recurring expenses.
(5)Calculated by excluding the impact of the non-GAAP adjustments from the current period tax provision calculations.
(6)Emerging markets consist of the results, on an Adjusted EBITDA basis, for non-core jurisdictions where our operations are developing. Markets are no longer considered emerging when we have installed or acquired at least 500 gaming terminals in the jurisdiction, or when 24 months have elapsed from the date we first install or acquire gaming terminals in the jurisdiction, whichever occurs first. We currently view Pennsylvania as an emerging market. Prior to January 2024, Iowa was considered an emerging market. Prior to April 2023, Nebraska was considered an emerging market.

Reconciliation of Debt to Net Debt
	As of March 31,
(in thousands)	2024	2023
Debt, net of current maturities	$511,425	$514,146
Plus: Current maturities of debt	28,485	23,469
Less: Cash and cash equivalents	(253,919)	(228,529)
Net debt	$285,991	$309,086
Conference Call
Accel will host an investor conference call on May 8, 2024 at 4:30 p.m. Central time (5:30 p.m. Eastern time) to discuss these financial and operating results. Interested parties may join the live webcast by registering at https://www.netroadshow.com/events/login?show=029ad323&confId=63414 or accessing the webcast via the company’s investor relations website: ir.accelentertainment.com. Following completion of the call, a replay of the webcast will be posted on Accel’s investor relations website.
About Accel
Accel is a leading distributed gaming operator in the United States and a preferred partner for local business owners in the markets it serves. Accel offers turnkey full-service gaming solutions to authorized non-casino locations such as bars, restaurants, convenience stores, truck stops, and fraternal and veteran establishments across the country. Accel installs, maintains, operates and services gaming terminals and related equipment for its location partners as well as redemption devices, stand-alone ATMs and amusement devices, including jukeboxes, dartboards, pool tables, and other entertainment related equipment. Accel also designs and manufactures gaming terminals and related equipment.
Media Contact:
Eric Bonach
H/Advisors Abernathy
212-371-5999
eric.bonach@h-advisors.global
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, contained in this press release are forward-looking statements, including, but not limited to, any statements regarding our estimates of number of gaming terminals, locations, revenues, Adjusted EBITDA and capital expenditures. The words “predict,” “estimated,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would,” “continue,” and similar expressions or the negatives thereof are intended to identify forward-looking statements. These forward-looking statements represent our current reasonable expectations and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We cannot guarantee the accuracy of the forward-looking statements, and you should be aware that results and events could differ materially and adversely from those contained in the forward-looking statements due to a number of factors including, but not limited to: Accel’s ability to operate in existing markets or expand into new jurisdictions; Accel’s ability to offer new and innovative products and services that fulfill the needs of location partners and create strong and sustained player appeal; Accel’s dependence on relationships with key manufacturers, developers and third parties to obtain gaming terminals, amusement machines, and related supplies, programs, and technologies for its business on acceptable terms; the negative impact on Accel’s future results of operations by the slow growth in demand for gaming terminals and by the slow growth of new gaming jurisdictions; Accel’s heavy dependency on its ability to win, maintain and renew contracts with location partners; unfavorable macroeconomic conditions or decreased discretionary spending due to other factors such as interest rate volatility, persistent inflation, actual or perceived instability in the U.S. and global banking systems, high fuel rates, recessions, epidemics or other public health issues, terrorist activity or threat thereof, civil unrest or other macroeconomic or political uncertainties, that could adversely affect Accel’s business, results of operations, cash flows and financial conditions and other risks and uncertainties indicated from time to time in documents filed or to be filed with the Securities and Exchange Commission (“SEC”).
Accordingly, forward-looking statements, including any projections or analysis, should not be viewed as factual and should not be relied upon as an accurate prediction of future results. The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on Accel. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” in the Annual Report on Form 10-K for the fiscal year ended December 31,2023 filed by Accel with the SEC on February 28, 2024 (the "Form 10-K"), as well as Accel’s other filings with the SEC. Except as required by law, we do not undertake publicly to update or revise these statements, even if experience or future changes make it clear that any projected results expressed in this or other press releases or future quarterly reports, or company statements will not be realized. In addition, the inclusion of any statement in this press release does not constitute an admission by us that the events or circumstances described in such statement are material. We qualify all of our forward-looking statements by these cautionary statements. In addition, the industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors including those described in the section entitled “Risk Factors” in the Form 10-K, as well as Accel’s other filings with the SEC. These and other factors could cause our results to differ materially from those expressed in this press release.
Non-GAAP Financial Information
This press release includes certain financial information not prepared in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”), including Adjusted EBITDA, Adjusted net income, and Net Debt. Adjusted EBITDA, Adjusted net income, and Net Debt are non-GAAP financial measures and are key metrics used to monitor ongoing core operations. Management of Accel believes Adjusted EBITDA, Adjusted net income, and Net Debt enhance the understanding of Accel’s underlying drivers of profitability and trends in Accel’s business and facilitates company-to-company and period-to-period comparisons, because these non-GAAP financial measures exclude the effects of certain non-cash items, represents certain nonrecurring items that are unrelated to core performance, or excludes non-core operations. Management of Accel also believes that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance.

Adjusted EBITDA, Adjusted net income, and Net Debt
Although Accel excludes amortization of intangible assets and route and customer acquisition costs from Adjusted EBITDA and Adjusted net income, Accel believes that it is important for investors to understand that these route, customer and other intangible assets contribute to revenue generation. Any future acquisitions may result in amortization of intangible assets and route and customer acquisition costs.
Adjusted EBITDA, Adjusted net income, and Net Debt are not recognized terms under GAAP. These non-GAAP financial measures exclude some, but not all, items that affect net income, and these measures may vary among companies. These non-GAAP financial measures are unaudited and have important limitations as an analytical tool, should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance.

ACCEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(In thousands, except per share amounts)	Three Months Ended March 31,
	2024	2023
Net revenues:
Net gaming	$288,137	$279,380
Amusement	6,129	6,798
Manufacturing	2,209	2,122
ATM fees and other	5,342	4,908
Total net revenues	301,817	293,208
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization expense shown below)	209,167	203,554
Cost of manufacturing goods sold (exclusive of depreciation and amortization expense shown below)	1,159	1,408
General and administrative	47,634	43,018
Depreciation and amortization of property and equipment	10,434	9,063
Amortization of intangible assets and route and customer acquisition costs	5,438	5,242
Other expenses, net	2,426	3,251
Total operating expenses	276,258	265,536
Operating income	25,559	27,672
Interest expense, net	8,660	7,888
Loss on change in fair value of contingent earnout shares	4,716	4,602
Income before income tax expense	12,183	15,182
Income tax expense	4,767	6,000
Net income	$7,416	$9,182
Earnings per common share:
Basic	$0.09	$0.11
Diluted	0.09	0.11
Weighted average number of common shares outstanding:
Basic	84,298	86,885
Diluted	85,300	87,132

ACCEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value and share amounts)	March 31,	December 31,
	2024	2023
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$253,919	$261,611
Accounts receivable, net	13,737	13,467
Prepaid expenses	8,092	6,287
Inventories	7,841	7,681
Interest rate caplets	8,912	8,140
Other current assets	16,763	15,408
Total current assets	309,264	312,594
Property and equipment, net	271,414	260,813
Noncurrent assets:
Route and customer acquisition costs, net	20,458	19,188
Location contracts acquired, net	173,206	176,311
Goodwill	101,554	101,554
Other intangible assets, net	19,933	20,542
Interest rate caplets, net of current	5,342	4,871
Other assets	17,956	17,020
Total noncurrent assets	338,449	339,486
Total assets	$919,127	$912,893
Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of debt	$28,485	$28,483
Current portion of route and customer acquisition costs payable	1,480	1,505
Accrued location gaming expense	9,352	9,350
Accrued state gaming expense	19,076	18,364
Accounts payable and other accrued expenses	39,046	36,012
Accrued compensation and related expenses	8,900	12,648
Current portion of consideration payable	2,791	3,288
Total current liabilities	109,130	109,650
Long-term liabilities:
Debt, net of current maturities	511,425	514,091
Route and customer acquisition costs payable, less current portion	4,702	4,955
Consideration payable, less current portion	4,252	4,201
Contingent earnout share liability	36,544	31,827
Other long-term liabilities	7,144	7,015
Deferred income tax liability, net	43,801	42,750
Total long-term liabilities	607,868	604,839
Stockholders’ equity:
Preferred Stock, par value of $0.0001; 1,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2024 and December 31, 2023	—	—
Class A-1 Common Stock, par value $0.0001; 250,000,000 shares authorized; 95,266,660 shares issued and 83,778,268 shares outstanding at March 31, 2024; 95,016,960 shares issued and 84,123,385 shares outstanding at December 31, 2023	8	8
Additional paid-in capital	204,456	203,046
Treasury stock, at cost	(118,252)	(112,070)
Accumulated other comprehensive income	9,017	7,936
Accumulated earnings	106,900	99,484
Total stockholders' equity	202,129	198,404
Total liabilities and stockholders' equity	$919,127	$912,893